# AMENDED AND RESTATED

# SCHNEIDER FAMILY BOARD NOMINATION PROCESS AGREEMENT

THIS NOMINATION PROCESS AGREEMENT (this "Process" or this "Agreement"), dated as of February 14, 2023, is agreed to by and among SCHNEIDER NATIONAL, INC., a Wisconsin corporation (together with any successor thereto, the "Corporation") and each of Mary P. DePrey, Therese A. Koller, Kathleen M. Zimmermann and Paul J. Schneider in his or her individual capacity (collectively, the "Participating Family Members") and Thomas J. Schneider in his individual capacity (together with the Participating Family Members, the "Family Members").

WHEREAS, in connection with the Corporation's initial public offering of shares of its Class B Common Stock (the "IPO"), the 1995 Schneider National, Inc. Voting Trust Agreement and Voting Agreement dated as of October 1, 1995, as amended November 9, 2004 (the "Voting Trust") was amended and restated to, among other things, require that the trustees of the Voting Trust vote all shares of capital stock of the Corporation held by the Voting Trust entitled to vote in the election of directors of the Corporation, to elect as a director of the Corporation (a "Director") each of the Eligible Family Members, as defined in the Voting Trust, who has been nominated in accordance with the Schneider Family Board Nomination Process Agreement, as amended, restated, modified, renewed or replaced from time to time (the "Process Agreement"); and

WHEREAS, the Corporation and the Family Members entered into the Schneider Family Board Nomination Process Agreement as of October 5, 2016, which became effective upon the closing of the IPO (the "Original Agreement"); and

WHEREAS, the Corporation and the Family Members desire to amend and restate the Original Agreement to, among other things, extend the term of the Original Agreement, continue the current rotation of the Participating Family Members in the extended term, and confirm Thomas J. Schneider's irrevocable decision and agreement that neither he nor his issue, if any, shall be entitled to be a party to the Process Agreement or be eligible to serve as a director of the Corporation pursuant to the Process Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. Provided they satisfy the qualifications for service as a director set forth in the Amended and Restated Bylaws of the Corporation, as the same may be amended, restated, modified, renewed or replaced (the "Bylaws") or such qualifications are waived in accordance therewith, in connection with each annual meeting of the shareholders of the Corporation, the Participating Family Members shall have the right to nominate and the Corporation shall include, and shall use its best efforts to cause the Board of Directors of the Corporation (the "Board"), whether acting through the Corporate Governance Committee of the Board (the "Governance Committee") or otherwise, to include, in the slate of nominees recommended to shareholders of the Corporation for election as a director at any annual or special meeting of shareholders (or, if permitted, by any action by written consent of the shareholders) at or by which directors of the Corporation are to be elected, the Participating Family Members, continuing the rotation system set forth in the Original Agreement without Thomas J. Schneider (who has irrevocably decided and agreed to no longer be a party to the Process Agreement) and with the following order of succession: Kathleen M. Zimmermann, Mary P. DePrey, Paul J. Schneider, and Therese A. Koller. The annual nominations, assuming each individual is able to serve, will be as follows:

| Year of Annual Meeting | | |
|---|---|---|
| 2023 | Therese A. Koller | Kathleen M. Zimmermann |
| 2024 | Mary P. DePrey | Kathleen M. Zimmermann |
| 2025 | Mary P. DePrey | Kathleen M. Zimmermann |
| 2026 | Mary P. DePrey | Paul J. Schneider |
| 2027 | Therese A. Koller | Paul J. Schneider |
| 2028 | Therese A. Koller | Paul J. Schneider |
| 2029 | Therese A. Koller | Kathleen M. Zimmermann |

| | | |
|---|---|---|
| 2030 | Mary P. DePrey | Kathleen M. Zimmermann |
| 2031 | Mary P. Deprey | Kathleen M. Zimmermann |
| 2032 | Mary P. Deprey | Paul J. Schneider |
| 2033 | Therese A. Koller | Paul J. Schneider |
| 2034 | Kathleen M. Zimmermann | Paul J. Schneider |
| 2035 | Kathleen M. Zimmermann | Paul J. Schneider |
| 2036 | Kathleen M. Zimmermann | Paul J. Schneider |
| 2037 | Kathleen M. Zimmermann | Paul J. Schneider |
| 2038 | Kathleen M. Zimmermann | Paul J. Schneider |
| 2039 | Kathleen M. Zimmermann | Paul J. Schneider |
| 2040 | Kathleen M. Zimmermann | Paul J. Schneider |

2. Each Participating Family Member nominated in accordance with paragraph 1, above, hereby consents to serve as a director of the Corporation; provided, however, a Participating Family Member may decline a nomination or choose to resign during any year after being elected. If an elected Participating Family Member's service ends prior to the end or his or her term for any reason, including by resignation, removal, death or disability, a vacancy will exist and will not be filled for the remainder of his or her current one-year term as a director, provided that the Board may eliminate the vacancy for the remainder of that one-year term by reducing the number of authorized directors constituting the Board. In the event a Participating Family Member declines a nomination or does not satisfy the qualifications for service as a director set forth in the Bylaws (and such qualifications are not waived in accordance therewith) or an elected Participating Family Member's service ends prior to the end of his or her term for any reason, the next individual in the order of succession who is not already scheduled to be nominated in accordance with the table above will be nominated for election at the next annual meeting of shareholders of the Corporation and at each annual meeting of the shareholders of the Corporation thereafter held in accordance with the table above. In the event there is no such individual in the order of succession, a vacancy will exist and the Board may eliminate the vacancy for the entire one-year term or remainder thereof by reducing the number of authorized directors constituting the Board. In the event that no Participating Family Member is willing or able to serve as a director, the rotation system set forth in the table above will end. The Corporation and the Participating Family Members agree that the Participating Family Members serving as directors of the Corporation pursuant to the terms of this Agreement shall be entitled to serve as members of the Governance Committee, subject to and in accordance with Section 3.12.3(a) of the Bylaws.

3. Each Participating Family Member may participate as an observer in all Board meetings occurring during the calendar quarter immediately preceding his or her nomination to the Board subject to such Participating Family Member agreeing to comply with the duties applicable to Board members generally, including, but not limited to duties of confidentiality and compliance with the Corporation's insider trading policy.

4. Once the rotation set forth in the table above is completed or if the rotation set forth in the table above ends before 2040, the Participating Family Members who are then living and legally competent may, if all of such Participating Family Members are in agreement, propose an amendment to this Agreement to the Governance Committee to cover subsequent periods. Such proposal shall be made not later than (a) December 31st of the year in which the rotation system ends or six months after the date on which the last Participating Family Member's service as a director ends, whichever is later, or (b) December 31, 2040 in the event the rotation set forth above is completed. The amendment shall be consistent with the terms of this Agreement (including, but not limited to, satisfaction or waiver of the qualifications for service as a director set forth in the Bylaws and equal opportunity for representation among the family branches constituting the Participating Family Members and their issue) and shall be subject to the approval of the Governance Committee and the Board, which approval shall not be unreasonably withheld. Any amendment to this Agreement so adopted shall be followed pursuant to its terms. During any subsequent period that is not covered by an amendment to this Agreement that has been so approved, the trustees of the Voting Trust shall not be required to vote for the election of any Eligible Family Member, as defined in the Voting Trust, as a director of the Corporation. If a Participating Family Member has died or is not legally competent, but has living issue, at least one of whom is legally competent, then the oldest legally competent issue of such Participating Family Member shall represent that family branch in the proposal process and shall be considered a "Participating Family Member" for such purpose. In the event there is no such issue, the term "Participating Family Members" shall exclude such individual.

2

3 5. This Process may be amended from time to time with the consent of at least seventy-five percent (75%) of the Participating Family Members who are then living and legally competent and at least seventy-five percent (75%) of the directors constituting the full Board, and, in the case of the amendment referred to in paragraph 4, above, the approval of the Governance Committee. If a Participating Family Member has died or is not legally competent, but has living issue, at least one of whom is legally competent, then the oldest legally competent issue of such Participating Family Member shall represent that family branch in the amendment to this Agreement and shall be considered a “Participating Family Member” for such purpose. In the event there is no such issue, the term “Participating Family Members” shall exclude such individual. 6. Thomas J. Schneider hereby confirms his irrevocable decision and agreement that neither he nor his issue, if any, shall be entitled to be a party to the Process Agreement or be eligible to serve as a director of the Corporation pursuant to the Process Agreement, and hereby forever waives any rights that he or his issue, if any, may have under the Process Agreement. 7. This Agreement shall be binding upon and inure to the benefit of the Family Members and their respective personal representatives, heirs, successors and assigns. 8. This Agreement may be executed in one or more counterparts and all such executed counterparts shall constitute one agreement binding upon all parties hereto even though all parties are not signatory to the original or the same counterpart. 9. This Agreement shall be effective as of the date set forth above. This Agreement shall expire and be of no further force or effect upon the termination of the Voting Trust. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written. SCHNEIDER NATIONAL, INC.: /s/ James L. Welch James L. Welch Chairman of the Board of Directors FAMILY MEMBERS: /s/ Mary P. DePrey Mary P. DePrey /s/ Therese A. Koller Therese A. Koller /s/ Paul J. Schneider Paul J. Schneider /s/ Thomas J. Schneider Thomas J. Schneider /s/ Kathleen M. Zimmermann Kathleen M. Zimmermann